UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 10, 2016

Syntel, Inc.

(Exact name of registrant as specified in its charter)

Michigan	000-22903	38-2312018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 E. Big Beaver Road, Suite 300, Troy, Michigan		48083
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (248) 619-2800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 12, 2016, Syntel, Inc. (the “Company”) entered into a new credit facility with Bank of America, N.A., as administrative agent, L/C issuer and swing line lender, the other lenders party thereto, and Merrill, Lynch, Pierce Fenner & Smith Incorporated, as sole lead arranger and sole bookrunner, which provides $500,000,000 in credit facilities consisting of a five year term loan facility of $300,000,000 and a five year revolving credit facility of $200,000,000, (collectively, the “Senior Credit Facility”). The revolving credit facility allows for the issuance of letters of credit and swingline loans. The Senior Credit Facility is guaranteed by two of the Company’s domestic subsidiaries SkillBay LLC and Syntel Consulting Inc. (collectively, the “Guarantors”). In connection with the Senior Credit Facility, the Company and the Guarantors also entered into a related security and pledge agreement granting a security interest in the assets of the Company and the Guarantors, including, without limitation, a pledge of 65% of the equity interests in Syntel Private Limited, an Indian limited liability company.

The interest rates per annum applicable to the Senior Credit Facility (other than in respect of swingline loans) will be LIBOR plus 1.50% or, at the option of the Borrower, the Base Rate (to be defined as the highest of (x) the Federal Funds rate plus 0.50% , (y) the Bank of America prime rate, or (z) LIBOR plus 1.00%) plus 0.50%. Each swingline loan shall bear interest at the Base Rate plus 0.50%. In no event shall LIBOR be less than 0% per annum.

The Senior Credit Facility contains financial maintenance covenant ratios of a Maximum Consolidated Leverage Ratio of the Borrower and its subsidiaries of 2.50 to 1.0 and a Minimum Consolidated Fixed Charge Coverage Ratio of the Borrower and its subsidiaries of 3.50 to 1.0, both ratios defined in the Senior Credit Facility attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Senior Credit Facility also contains other customary affirmative and negative covenants, including covenants that restrict the right of the Company and its subsidiaries to merge, to lease, sell or otherwise dispose of assets, to make investments, to incur indebtedness, to make distributions to shareholders and to grant liens on their assets. The Senior Credit Facility includes customary events of default and amounts due thereunder may be accelerated upon the occurrence of an event of default.

The foregoing summary of the Senior Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Senior Credit Facility, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with entering into the Senior Credit Facility, the Company fully paid and terminated the prior credit agreement dated May 23, 2013 between the Company and Bank of America, N.A., as amended by the first amendment thereto dated May 9, 2016. The related continuing security agreement dated May 23, 2013 between the Company and Bank of America, N.A. was also terminated.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01.	Other Events.

On September 10, 2016, the Board of Directors declared a special cash dividend of Fifteen Dollars ($15.00) per share. The special cash dividend, which represents the return of substantial value to the Company’s shareholders, is payable on October 3, 2016, to shareholders of record at the close of business on September 22, 2016. Due to the size of the dividend, it is anticipated that the Company’s common stock will begin trading ex-dividend (without the dividend), the first business day following the dividend payable date, or October 4, 2016. The Board determined that it is in the best interests of the Company and its shareholders to declare the special cash dividend after a review of anticipated sources and uses of capital both domestically and abroad, as well as other considerations.

The special cash dividend will be funded through dividends to the Company by U.S. subsidiaries, the one-time repatriation of approximately $1.24 billion of cash held by the Company’s foreign subsidiaries and a portion of borrowings under the new Senior Credit Facility described in Item 1.01. In connection with the one-time repatriation, the Company expects to recognize a one-time tax expense of about $264 million (net of foreign tax credits) in the third quarter of 2016. As a result of the additional tax expense and anticipated changes to “other income” which will result from the issuance of the special cash dividend, the Company is revising its outlook for 2016 EPS from the previously announced $2.55 to $2.70 earnings per share to a loss of $0.60 to $0.75 per share.

Other than the amounts affected by the one-time repatriation, the Company’s accumulated foreign earnings are deemed to be permanently reinvested outside the United States and the Company has not provided for income taxes on such earnings. Management regularly evaluates foreign earnings to determine whether future foreign earnings that accumulate will be permanently invested outside the U.S. In conducting this evaluation, management considers, among other factors, the operational and financial objectives of the Company, long-term and short-term capital needs, the Company’s projections on growth and working capital needs, planned uses of U.S. and foreign earnings, the available sources of liquidity in the U.S., and growth plans outside of the U.S. If in the future management were to conclude that any portion of such foreign earnings will not be permanently reinvested outside the U.S., this may result in an additional provision for income taxes, which could affect the Company’s future effective tax rate.

A copy of a press release regarding the special dividend is attached to this Report as Exhibit 99.1.

This current report may include forward-looking statements, including those with respect to the future level of business for Syntel, Inc. These statements are necessarily subject to risk and uncertainty. Actual results could differ materially from those projected in these forward-looking statements as a result of certain risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 or from other factors not currently anticipated.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number

10.1	Credit Agreement, dated September 12, 2016, between the Company and Bank of America, N.A., as administrative agent, L/C issuer and swing line lender, the other lenders party thereto, and Merrill, Lynch, Pierce Fenner & Smith Incorporated, as sole lead arranger and sole bookrunner.

10.2	Security and Pledge Agreement, dated September 12, 2016, between the Company and Bank of America, N.A., in its capacity as administrative agent.

99.1	Press Release dated September 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntel, Inc.
(Registrant)

Date September 12, 2016	By	/s/ Daniel M. Moore
Daniel M. Moore, Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated September 12, 2016, between the Company and Bank of America, N.A., as administrative agent, L/C issuer and swing line lender, the other lenders party thereto, and Merrill, Lynch, Pierce Fenner & Smith Incorporated, as sole lead arranger and sole bookrunner.

10.2	Security and Pledge Agreement, dated September 12, 2016, between the Company and Bank of America, N.A., in its capacity as administrative agent.

99.1	Press Release dated September 12, 2016.

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